                                  EXHIBIT 11.1
                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                  THREE MONTHS ENDED JUNE 30,
                                                                                --------------------------------
                                                                                    1995                1994
                                                                                -----------          -----------
 PRIMARY EARNINGS PER SHARE
 --------------------------
   Net income attributable to common stock                                      $ 1,110,493          $ 1,143,789
                                                                                ===========          ===========
   Weighted average number of common shares outstanding                          25,049,214           24,880,749
                                                                                ===========          ===========
 Primary earnings per share                                                     $      0.04          $      0.05
                                                                                ===========          ===========
 ADDITIONAL PRIMARY COMPUTATION (a)
 ------------------------------
   Net income attributable to common stock                                      $ 1,110,493          $ 1,143,789
                                                                                ===========          ===========
 Shares:
   Weighted average number of common shares outstanding                          25,049,214           24,880,749
   Add shares assuming exercise of options reduced by the number of shares which could have been purchased at the average
     market price during the period with the proceeds from exercise
     of such options                                                              1,831,231              467,581
                                                                                -----------          -----------
 Primary weighted average number of common shares outstanding
   as adjusted                                                                   26,880,445           25,348,330
                                                                                ===========          ===========
 Primary earnings per share (b)                                                 $      0.04          $      0.05
                                                                                ===========          ===========
 ASSUMING FULL DILUTION
 ----------------------
   Net income attributable to common stock                                      $ 1,110,493          $ 1,143,789
                                                                                ===========          ===========
 Shares:
   Weighted average number of common shares outstanding                          25,049,214           24,880,749
   Add shares assuming exercise of options reduced by the number of shares which could have been purchased at the ending
     market price during the period with the proceeds from exercise
     of such options                                                              1,991,319              554,971
                                                                                -----------          -----------
   Weighted average number of common shares outstanding as
      adjusted                                                                   27,040,533           25,435,720
                                                                                ===========          ===========
 Earnings per common share assuming full dilution (b)                           $      0.04          $      0.04
                                                                                ===========          ===========
 ADDITIONAL FULLY DILUTED COMPUTATION
 ------------------------------------
 Additional adjustment to net income as adjusted per fully
   diluted computation above:
   Net income attributable to common stock                                      $ 1,110,493          $ 1,143,789
   Add after tax interest expense attributable to convertible notes                  90,900               93,240
   Add after tax interest expense attributable to convertible
     debentures                                                                     115,160              128,560
                                                                                -----------          -----------
       Net income as adjusted                                                   $ 1,316,553          $ 1,365,589
                                                                                ===========          ===========
 Additional adjustment to weighted average number of shares
     outstanding:
   Weighted average number of common shares outstanding                          25,049,214           24,880,749
   Add shares assuming conversion of convertible debentures                         582,462              650,237
   Add shares assuming conversion of convertible notes                              387,502              397,477
   Add shares assuming exercise of options reduced by the number of shares which could have been purchased at the ending
     market price during the period with the proceeds from exercise
     of such options                                                              1,991,319              554,971
                                                                                -----------          -----------
 Weighted average number of common shares outstanding as
     adjusted                                                                    28,010,497           26,483,434
                                                                                ===========          ===========
 Earnings per common share assuming full dilution (c)                           $      0.05          $      0.05
                                                                                ===========          ===========

(a) These figures agree with the related amounts in the statements of operations.

(b) This calculation is submitted in accordance with Regulations S-K
    Item 601(b)(11).

(c) This calculation is submitted in accordance with Regulation S-K
    Item 601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

                                  EXHIBIT 11.1
                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                  SIX MONTHS ENDED JUNE 30,
                                                                                -----------------------------
                                                                                    1995             1994
                                                                                -----------       -----------
 PRIMARY EARNINGS PER SHARE
 --------------------------
   Net income attributable to common stock                                      $ 3,151,601       $     1,663
                                                                                ===========       ===========
   Weighted average number of common shares outstanding                          24,982,288        24,809,196
                                                                                ===========       ===========

 Primary earnings per share                                                     $      0.13       $      0.00
                                                                                ===========       ===========
 ADDITIONAL PRIMARY COMPUTATION (a)
 ------------------------------
   Net income attributable to common stock                                      $ 3,151,601       $     1,663
                                                                                ===========       ===========
 Shares:
   Weighted average number of common shares outstanding                          24,982,288        24,809,196
   Add shares assuming exercise of options reduced by the number of shares which could have been purchased at the average
     market price during the period with the proceeds from exercise
     of such options                                                              1,476,835           344,052
                                                                                -----------       -----------
 Primary weighted average number of common shares outstanding
   as adjusted                                                                   26,459,123        25,153,248
                                                                                ===========       ===========

 Primary earnings per share (b)                                                 $      0.12       $      0.00
                                                                                ===========       ===========

 ASSUMING FULL DILUTION
 ----------------------
   Net income attributable to common stock                                      $ 3,151,601       $     1,663
                                                                                ===========       ===========
 Shares:
   Weighted average number of common shares outstanding                          24,982,288        24,809,196
   Add shares assuming exercise of options reduced by the number of shares which could have been purchased at the ending
     market price during the period with the proceeds from exercise
     of such options                                                              1,716,099           415,956
                                                                                -----------       -----------
   Weighted average number of common shares outstanding as
     adjusted                                                                    26,698,387        25,225,152
                                                                                ===========       ===========

 Earnings per common share assuming full dilution (b)                           $      0.12       $      0.00
                                                                                ===========       ===========

 ADDITIONAL FULLY DILUTED COMPUTATION
 ------------------------------------
 Additional adjustment to net income as adjusted per fully
   diluted computation above:
   Net income attributable to common stock                                      $ 3,151,601       $     1,663
   Add after tax interest expense attributable to convertible notes                 181,800           186,480
   Add after tax interest expense attributable to convertible
     debentures                                                                     230,320           257,120
                                                                                -----------       -----------
       Net income as adjusted                                                   $ 3,563,721       $   445,263
                                                                                ===========       ===========

 Additional adjustment to weighted average number of shares
     outstanding:
   Weighted average number of common shares outstanding                          24,982,288        24,809,196
   Add shares assuming conversion of convertible debentures                         582,462           650,237
   Add shares assuming conversion of convertible notes                              387,502           397,477
   Add shares assuming exercise of options reduced by the number of shares which could have been purchased at the ending
     market price during the period with the proceeds from exercise
     of such options                                                              1,716,099           415,956
                                                                                -----------       -----------
   Weighted average number of common shares outstanding as
      adjusted                                                                   27,668,351        26,272,866
                                                                                ===========       ===========

 Earnings per common share assuming full dilution (c)                           $      0.13       $      0.02
                                                                                ===========       ===========

(a) These figures agree with the related amounts in the statements of operations.

(b) This calculation is submitted in accordance with Regulations S-K
    Item 601(b)(11).

(c) This calculation is submitted in with Regulation S-K Item 601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.